SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) January 23, 1997
                                                        ________________



                     BUREAU OF ELECTRONIC PUBLISHING, INC.
             _____________________________________________________
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 _____________________________________________
                 (State or other Jurisdiction of Incorporation)



                  1-13890                            22-2894444
           _____________________        ___________________________________
           (Commission File No.)        (I.R.S. Employer Identification No.)




                745 Alexander Road, Princeton, New Jersey 08540
              __________________________________________________
              (Address of principal executive offices) (zip code)



        Registrant's telephone number including area code (609) 514-1600
                                                           _____________

Item 1.    Changes in Control of Registrant

         On January 23, 1997, Bureau of Electronic Publishing, Inc. (the "Company") executed and closed transactions pursuant to an Agreement and Plan of Merger between the Company, BEPI Acquisition Corporation ("Subsidiary"), Pacific Chemical Group Limited ("PCG"), and Jinan Chemical Fibre Corporation ("JCF") (the "Agreement"). Subsidiary was a British Virgin Islands ("BVI") corporation which was wholly-owned by the Company. PCG was a privately-held British Virgin Islands corporation. JCF is a Peoples Republic of China ("PRC") corporation which operates a chemical fiber production complex in the city of Jinan in northern China. JCF is owned by the local government of Jinan. PCG owns 51% and JCF owns 49% of a joint venture, Jinan Dayang Chemical Fibre Corporation (the "Joint Venture"), which operates JCF's former Plant No. 1 production facility for purified terephthalic acid ("PTA").

         At the closing, Subsidiary merged into PCG in a merger carried out pursuant to the laws of the BVI (the "Merger"). In connection with the Merger, the stockholders of PCG transferred 100% ownership of PCG to the Company and the stockholders of PCG received an aggregate of 833,671.66 shares of Series A Preferred Stock of the Company. Each share of Series A Preferred Stock is automatically convertible into 100 shares of the Company's Common Stock when the number of authorized shares of the Company's Common Stock is increased to 300,000,000, has 100 votes per share and votes with the Common Stock as one class, and has a preference of $100 per share in the event of liquidation. The Company intends to seek stockholder approval for the increase in authorized Common Stock in the near future. Prior to this transaction the Company had approximately 4,650,000 shares of Common Stock outstanding. As a result of the Merger, PCG became a wholly-owned subsidiary of the Company and the former stockholders of PCG acquired control of a substantial majority of the voting stock of the Company. As explained below, Mr. Jin Shan is the largest stockholder of PCG and alone holds a majority of the voting stock of the Company.

         On January 21, 1997, Mr. Jao Shun Pan was elected to the Board of Directors of the Company. At the closing all other directors and officers of the Company resigned and Mr. Bryan Finkel was re-elected as a director. After the closing, Mr. Jin Shan was elected Chairman-elect and President of the Company, Mr. Li De Yuan was elected Vice Chairman-elect and Secretary, and Mr. Pan was elected Vice President, Chief Financial Officer and Assistant Secretary. Each of Messrs. Jin, Li, and Pan occupied equivalent positions in PCG and Messrs. Jin and Li are also executive officers and directors of JCF. The Company expects that additional directors affiliated with JCF will be elected to the Board as soon as the Company meets the information requirements in connection therewith in accordance with the provisions of Section 14(f) of the Securities Exchange Act of 1934.

         As a result of this transaction, control of the Company has effectively passed to the former stockholders of PCG. The only stockholder holding more than 5% of the total voting stock (Common Stock and Series A, B, and C Preferred Stock) of the Company is Jin Shan, who holds approximately 69.8% of the total voting stock of the Company. Together the former stockholders of PCG, including Mr. Jin, hold an aggregate of approximately 93.1% of the Company's total voting stock.

         Reference is made to Items 2 and 5 and the exhibits and financial statements referenced under Item 7 hereof for additional disclosures.

Item 2.  Acquisition or Disposition of Assets.

         On January 23, 1997, the Company acquired PCG by merging Subsidiary into PCG. PCG's only asset is its 51% interest in the Joint Venture. Under the Agreement, the holders of PCG stock received an aggregate of 833,671.66 shares of the Company's Series A Preferred Stock. The consideration paid by the Company was determined by arm's length negotiations between PCG and the Company. There were no material relationships between any officer or director of the Company and PCG prior to the Merger.

         The Joint Venture has succeeded to the business of manufacturing and sale of PTA originally conducted by the No. 1 Plant. No. 1 Plant is principally engaged in the manufacture of PTA for further processing by other production units of JCF into polyester chip, film, staple and filament. A small portion of the PTA is produced for sale to third parties. The Joint Venture was established on February 9, 1996 by PCG and JCF pursuant to a joint venture agreement entered into pursuant to the PRC laws governing Sino-foreign joint ventures (the "Joint Venture Agreement"). Pursuant to the Joint Venture Agreement, the Company is required to pay US$14,995,000 in cash as its capital contribution for 51% of the equity interests in the Joint Venture. In the event that the capital contribution is not paid within three years of the formation of the joint venture, for whatever reason including the lack of ability to finance, the Company may forfeit its claim on its equity interests in the Joint Venture. JCF owns 49% of the equity interests in the Joint Venture and has contributed part of its production facilities and other assets including certain plant and equipment of the No. 1 Plant to the Joint Venture as its capital investment. In addition, JCF has leased to the Joint Venture certain other production assets of No. 1 Plant.

         Other key provisions of the Joint Venture Agreement include: (i) the joint venture period is fifty years from the formal incorporation date of the Joint Venture on March 27, 1996; (ii) the profit and loss sharing ratio is the same as the respective equity interests; (iii) the Board of Directors consists of seven members -- four designated by the Company and three designated by JCF with major issues requiring approval of two-thirds of the directors; (iv) the first 80,000 tons of PTA produced annually by the Joint Venture must first be offered to JCF before sale to third parties; (v) JCF will provide certain management and administrative services to the Joint Venture for a management fee; and (vi) JCF will transfer to the Joint Venture the right to use electricity and water and the use of certain fixed assets.

         The Company has received an opinion from Chartered Capital Advisers, Inc., independent investment advisers, that the amount of stock issued as consideration in the Merger is fair to the Company and its stockholders from a financial point of view.

         Reference is made to Item 1 and the exhibits and financial statements referenced under Item 7 hereof for additional disclosures.

Item 5.   Other Events.

         In connection with the Merger, the Company is carrying out a private placement to obtain funds to be used in the operations of the Joint Venture and to defray certain costs of the Merger. To date, the Company has issued in the private placement 15.5 shares of Series B Preferred Stock and 500,000 shares of Series C Preferred Stock. Each share of Series B Preferred Stock is automatically convertible into 100,000 shares of the Company's Common Stock one year after issuance. The Series B Preferred Stock is also convertible at a price per share which is equal to the lesser of (a) US$1.00 or (b) 75% of the average of the closing bid price of one share of Common Stock during the last five trading days immediately prior to the date of such conversion. Conversions are also subject to an increase in the number of authorized shares of Common Stock to 300,000,000. Each share of Series B Preferred Stock also has 100,000 votes per share and votes with the Common Stock as one class, and has a preference of $100,000 per share in the event of liquidation. Each share of Series C Preferred Stock is convertible into two shares of the Company's Common Stock at $.50 per share when the number of authorized shares of the Company's Common Stock is increased to 300,000,000, has one vote per share and votes with the Common Stock as one class, and has a preference of $1.00 per share in the event of liquidation. To date, the Company has received total proceeds of $2,050,000 from the private placement. Brookehill Equities, Inc. is acting as a placement agent and will receive a fee equal to 10% of the funds raised through the placement.

Item 7.   Financial Statements and Exhibits.

          (a)      Financial Statements of Business Acquired

          (b)      Pro Forma Financial Information

Pro forma and audited financial statements will be filed at a later date within the time period prescribed by Item 7(a)(4) and (b)(2).

         (c)      Exhibits

         1 Agreement and Plan of Merger dated January 23, 1997, by and among the Company, Subsidiary, PCG, and JCF.

         2 Joint Venture Agreement, dated as of February 9, 1996, by and among PCG and JCF.

         3        Certificate of Designation of Series A Preferred Stock.

         4        Fairness Opinion of Chartered Capital Advisers, Inc.
                  dated January 23, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           BUREAU OF ELECTRONIC PUBLISHING, INC.


                                           By:  /s/ J. S. Pan
                                                --------------------------------
                                                J. S. Pan, Vice President and
                                                Chief Financial Officer


Date: February 6, 1997